UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) January 4, 2017

CHUGACH ELECTRIC ASSOCIATION, INC.

(Exact name of registrant as specified in its charter)

Alaska	33-42125	92-0014224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5601 Electron Drive, Anchorage, AK	99518
(Address of Principal’s Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (907) 563-7494

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)  As previously disclosed in the Current Report on Form 8-K dated June 22, 2016, filed with the SEC, Chugach Electric Association, Inc. (Chugach) entered into an agreement with Bradley W. Evans, for the position of Consulting Executive effective immediately following Mr. Evans’ retirement as Chugach’s Chief Executive Officer. This agreement ended effective December 31, 2016.

On January 4, 2017, Chugach entered into an agreement with Acuitas Consulting Group LLC, in which Mr. Evans is identified as the consultant. The agreement is effective through December 31, 2017, with an option to extend. As the consultant, Mr. Evans will receive an hourly rate of $180 pursuant to task orders executed under the agreement.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 10, 2017		CHUGACH ELECTRIC ASSOCIATION, INC.
	By:	/s/ Paul R. Risse
Paul R. Risse acting for Lee D. Thibert
Chief Executive Officer